As filed with the Securities and Exchange Commission on November 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

BIOCEPT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0943522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9955 Mesa Rim Road

San Diego, CA 92121

(Address of Principal Executive Offices)

________________

Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full Title of the Plan)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

9955 Mesa Rim Road

San Diego, CA 92121

(Name and Address of Agent for Service)

(858) 320-8200

(Telephone Number, Including Area Code, of Agent for Service)

________________

Copy to:

Charles J. Bair

Asa M. Henin

Cooley llp

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share	Offering Price	Registration Fee
Common Stock (par value $0.0001 per share)	1,300,000 shares (2)	$3.815 (3)	$4,959,500 (3)	$460

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of the Registrant’s common stock that were added to the shares authorized for issuance under the 2013 Plan, which increase was approved by the Registrant’s stockholders on July 16, 2021.

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on November 11, 2021, as reported on the Nasdaq Capital Market.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its common stock for issuance under the 2013 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 31, 2014 (No. 333-194930), March 11, 2015 (No. 333-202656), August 13, 2015 (No. 333-206347), August 5, 2016 (No. 333-212960), May 15, 2017 (No. 333-218018), September 10, 2018 (No. 333-227267), October 19, 2018 (No. 333-227900), August 15, 2019 (No. 333-233285) and December 23, 2020 (333-251676). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of those Registration Statements.

Item 8. Exhibits

Exhibits:	Description
3.1	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 14, 2014).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).
3.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 29, 2016).
3.4	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 29, 2017).
3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 6, 2018).
3.6	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 4, 2020).
3.7

Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 13, 2018).

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7.
4.2	Specimen Common Stock certificate of Biocept, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 16, 2020).
5.1	Opinion of Cooley LLP.
23.1	Consent of Mayer Hoffman McCann P.C., an Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 15, 2021.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Nall and Timothy Kennedy, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	November 15, 2021

/s/ Timothy Kennedy Timothy Kennedy	Chief Financial Officer, Chief Operating Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 15, 2021

/s/ Samuel D. Riccitelli Samuel D. Riccitelli	Chairman of the Board	November 15, 2021

/s/ M. Faye Wilson M. Faye Wilson	Director	November 15, 2021

/s/ David F. Hale David F. Hale	Director	November 15, 2021

/s/ Marsha A. Chandler Marsha A. Chandler	Director	November 15, 2021

/s/ Bruce E. Gerhardt Bruce E. Gerhardt	Director	November 15, 2021

/s/ Ivor Royston Ivor Royston	Director	November 15, 2021

/s/ Linda Rubinstein Linda Rubinstein	Director	November 15, 2021

/s/ Antonino Morales Antonino Morales	Director	November 15, 2021